UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2023

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive Suite 250 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-8674

Catalyst Biosciences, Inc.
12730 High Bluff Drive
Suite 250
San Diego, CA 92130
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 30, 2023 (the “Closing Date”), Gyre Therapeutics, Inc. (formerly known as Catalyst Biosciences, Inc.) (prior to the Closing Date, “Catalyst” and after the Closing Date, “Gyre”) consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement, dated as of December 26, 2022 and as amended on March 29, 2023 and August 30, 2023 (the “Business Combination Agreement”), by and among Catalyst, GNI USA, Inc., a Delaware corporation (“GNI USA”), GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”), GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI HK”), Shanghai Genomics, Inc., a company organized under the laws of the People’s Republic of China (“Shanghai Genomics”), the Minority Holders (as defined therein) and Continent Pharmaceuticals Inc., a Cayman Islands company limited by shares (“CPI”) (such transactions contemplated by the Business Combination Agreement, collectively, the “Contributions”). Pursuant to the terms of the Business Combination Agreement, at the Closing, Catalyst acquired an indirect controlling interest in Beijing Continent Pharmaceuticals Co., Ltd (“BC”), a company organized under the laws of the People’s Republic of China (the “PRC”).

On August 29, 2023, Catalyst held a special meeting of stockholders (the “Special Meeting”) to approve, among other things, the transactions pursuant to the Business Combination Agreement (the “Transactions”). The voting results with respect to each of the proposals voted on at the Special Meeting, among other things, were reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 31, 2023, which is incorporated by reference herein. Detailed descriptions of each proposal are included in Catalyst’s Definitive Proxy Statement on Schedule 14A filed with the SEC on July 20, 2023 (the “Proxy Statement”).

In connection with the Closing, the combined company changed its name from “Catalyst Biosciences, Inc.” to “Gyre Therapeutics, Inc.” and the business conducted by the combined company became primarily the business conducted by Gyre, which is a biopharmaceutical company committed to the research, development, manufacturing and commercialization of innovative drugs for the treatment of organ fibrosis. Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split (as defined below).

The material provisions of the Business Combination Agreement are described in the Proxy Statement in the section entitled “The Business Combination Agreement” beginning on page 145 thereof, which is incorporated by reference herein.

The foregoing description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 27, 2023, Catalyst entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement with GNI USA (the “Private Placement”). Pursuant to the Securities Purchase Agreement, GNI USA agreed to purchase an aggregate of 8,110,000 units (the “Units”) representing (i) 811 shares of Gyre’s Series X Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”) and (ii) warrants to purchase up to 811 shares of the Convertible Preferred Stock (the “Warrants”). The purchase price for each Unit was $0.6165, for an aggregate purchase price of approximately $5.0 million. The Private Placement closed on October 30, 2023. The references to share and per share amounts in this paragraph do not reflect the Reverse Stock Split.

The Warrants are immediately exercisable at an exercise price of $4,915.00 per share of Convertible Preferred Stock, subject to adjustments as provided under the terms of the Warrants, and expire October 30, 2033.

The Securities Purchase Agreement provides that Gyre will register the resale of the shares of common stock, par value $0.001 per share, of Gyre (the “Common Stock”) issuable upon conversion of the Convertible Preferred Stock into Common Stock. Gyre is required to prepare and file a registration statement with the SEC as promptly as reasonably practicable following the closing of the Private Placement, and to use its reasonable best efforts to have the registration statement declared effective as soon as practicable.

The securities issued to GNI USA under the Securities Purchase Agreement were issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). Gyre relied on this exemption from registration based in part on representations made by GNI USA. The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Gyre intends to use the net proceeds from the Private Placement, including any proceeds resulting from a cash exercise of the Warrants, to support its operations and for working capital and general corporate purposes.

The Securities Purchase Agreement contains customary representations and warranties of Gyre, on the one hand, and GNI USA, on the other hand, and customary conditions to closing. The transactions pursuant to the Securities Purchase Agreement were consummated immediately following the Closing.

The foregoing descriptions of the Securities Purchase Agreement and the Warrant are not complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the Warrant, copies of which are attached hereto as Exhibit 10.1 and Exhibit 4.1 and are incorporated herein by reference.

Incentive Plan

On July 18, 2023, the board of directors of Catalyst adopted the Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan”), subject to approval by Catalyst’s stockholders. At the Special Meeting, Catalyst’s stockholders approved the 2023 Omnibus Incentive Plan, and on October 30, 2023, the newly constituted board of directors of Gyre (the “Board”) ratified the 2023 Omnibus Incentive Plan. The purpose of the 2023 Omnibus Incentive Plan is to enable Gyre to offer its employees, directors and other individual service providers long-term, equity-based incentives in Gyre, thereby attracting, retaining and rewarding such individuals, and strengthening the mutuality of interests between such individuals and Gyre’s stockholders.

The 2023 Omnibus Incentive Plan permits Gyre to deliver up to 17,845,496 shares of Common Stock pursuant to awards issued thereunder, after giving effect to the Reverse Stock Split. The number of shares of Common Stock reserved for issuance under the 2023 Omnibus Incentive Plan will automatically increase on the first day of each fiscal year, commencing on January 1, 2024, by the lesser of (i) 5% of the total number of outstanding shares of Common Stock on December 31st of the preceding calendar year and (ii) such smaller number of shares of Common Stock as determined by the Board.

On October 30, 2023, in consideration for services rendered in connection with the Transactions, the Board approved grants, to be made on the date on which the S-8 Registration Statement is filed, of 341,652 fully vested stock options under the 2023 Omnibus Incentive Plan to Nassim Usman, Ph.D., 68,760 to Seline Miller, 341,652 to Thomas Eastling, 34,380 to Ruoyu Chen and 34,380 to one other consultant, after giving effect to the Reverse Stock Split.

Pursuant to the director compensation policy, each non-employee member of the Board is entitled to receive an initial equity grant of 1,866 stock options under the 2023 Omnibus Incentive Plan and subject to the terms and conditions set forth in their respective Grant Notice for Nonqualified Stock Options, including annual service-based vesting over three years following the date of grant, which options were granted to all of the existing non-employee members of the Board at the Closing. All other awards under the 2023 Omnibus Incentive Plan will be granted at the discretion of the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the 2023 Omnibus Incentive Plan.

The foregoing description of the 2023 Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to the complete text of the 2023 Omnibus Incentive Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreements

On October 30, 2023, Gyre entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by Gyre of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to Gyre as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the complete text of the indemnification agreement, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the disclosure set forth in the “Introductory Note” above is incorporated herein by reference.

On the Closing Date, as contemplated by the Business Combination Agreement and after giving effect to the Reverse Stock Split, (i) GNI USA contributed all of its ordinary shares in the capital of CPI to Gyre in exchange for 45,923,340 shares of Common Stock, (ii) GNI USA contributed its interest in Further Challenger International Limited, a company incorporated and existing under the laws of the British Virgin Islands with company number 1982271, to Gyre in exchange for 17,664,779 shares of Common Stock and (iii) each Minority Holder contributed 100% of the interest he or she holds in his or her respective Entity (as defined in the Business Combination Agreement) to Gyre in exchange for an aggregate of 10,463,627 shares of Common Stock. Immediately after the Contributions, Catalyst’s stockholders as of immediately prior to the Contributions owned approximately 2.5% of the outstanding shares of Gyre, GNI USA owned approximately 85.3% of the outstanding shares of Gyre and the Minority Holders owned approximately 12.3% of the outstanding shares of Gyre, in each case, assuming conversion of the Convertible Preferred Stock issued in connection with the Asset Purchase Agreement, dated December 26, 2022, as amended on March 29, 2023, by and among Catalyst, GNI Group and GNI HK and the Convertible Preferred Stock issued in connection with the Private Placement and subject to certain assumptions, including, but not limited to, a valuation for Catalyst equal to $8.5 million and a valuation for the percentage of BC acquired in the business combination equal to $299.8 million.

Effective at 12:01 a.m. Eastern Time on October 30, 2023, Catalyst (i) increased the number of authorized shares of Common Stock from 100,000,000 shares to 400,000,000 shares (the “Authorized Share Increase”), (ii) effected a 1-for-15 reverse stock split of Common Stock (the “Reverse Stock Split”) and (iii) changed its name to “Gyre Therapeutics, Inc.” (the “Name Change”). On October 30, 2023, the parties completed the Contributions.

Following the completion of the Contributions, the business conducted by the registrant became primarily the business conducted by Gyre, which is a biopharmaceutical company committed to the research, development, manufacturing and commercialization of innovative drugs for organ fibrosis.

The shares of Catalyst common stock listed on The Nasdaq Capital Market, previously trading through the close of business on October 30, 2023 under the ticker symbol “CBIO,” will commence trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “GYRE,” on October 31, 2023. Gyre’s Common Stock is represented by a new CUSIP number, 403783 103.

The foregoing description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibits 2.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth above under “Introductory Note” and set forth in Item 2.01 is incorporated by reference herein.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Transactions is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On October 30, 2023, Augustine Lawlor and Andrea Hunt each notified the board of directors of Catalyst of his or her intention to resign from the Board and committees of the Board on which he or she served, effectively immediately. Neither Mr. Lawlor’s nor Ms. Hunt’s resignation was the result of any disagreements with Catalyst or the Board on any matter relating to Catalyst’s operations, policies or practices.

Appointment of Directors

On October 30, 2023, the Board increased the authorized number of directors to be eight (8) members and appointed the following five (5) individuals to the Board: Gordon G. Carmichael, Ph.D. (as a Class I Director), Songjiang Ma (as a Class I Director), Renate Perry, Ph.D. (as a Class III Director), Charles Wu, Ph.D. (as a Class III Director) and Han Ying, Ph.D. (as a Class II Director) to the Board. Ying Luo, Ph.D. is serving as the Chairman of the Board. Class I directors hold terms expiring at Gyre’s 2025 Annual Meeting of Stockholders, Class II directors hold terms expiring at Gyre’s 2026 Annual Meeting of Stockholders and Class III directors hold terms expiring at Gyre’s 2024 Annual Meeting of Stockholders.

Other than pursuant to the Business Combination Agreement, there were no arrangements or understandings between Gyre’s newly appointed directors and any person pursuant to which they were elected. None of Gyre’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the newly appointed directors’ biographical information is set forth below.

Gordon G. Carmichael, Ph.D. (Age 75). Since 2017, Dr. Carmichael has served as a Director of the Connecticut Cell and Genome Engineering Core Facility. Dr. Carmichael has been a Professor of Genetics and Genome Sciences at the University of Connecticut Health Center in Farmington, Connecticut Health since 2003. His research focuses on the molecular signals which control the expression and function of RNA molecules. In 2018, he was elected to the Connecticut Academy of Science and Engineering. Dr. Carmichael served on National Institutes of Health review panels from 2017 to 2018, and in 2023, as a member of the R35 Review Panel. Since 2017, he has been on the Editorial Board of the journals Biomolecules and Frontiers in Genetics and was an Associate Editor of WIREs RNA, a scientific journal, from 2010 to 2018. He was a postdoctoral fellow in virology at the Swiss Institute for Experimental Cancer Research and at Harvard Medical School and was named as a fellow of the Jane Coffin Childs Memorial Fund for Medical Research. Dr. Carmichael was also a research fellow and assistant professor in pathology at Harvard Medical School from 1977 to 1982. He holds a B.S. in physics from Duke University, and a Ph.D. in biophysics from Harvard University. His Ph.D. research was carried out in the lab of Nobel Laureates James Watson and Walter Gilbert.

Songjiang Ma (Age 68). Mr. Ma has served as an executive director of BC since January 2022 and as Honorary Chairman since April 2023. Prior to being re-designated as an executive director, Mr. Ma served as a director of BC from June 2006. Mr. Ma has over 25 years of experience in the pharmaceutical industry. Mr. Ma founded Kangdini Factory, one of the founding shareholders of BC, in June 1996, and acted as its general manager from June 1996 to March 2006, and then as the supervisor since March 2006. After the incorporation of BC in June 2002, he served as the vice president of BC from June 2002 to July 2011 and then as the general manager since July 2011. Prior to founding Kangdini Factory, Mr. Ma served as the general manager of Beijing Pan-continental Medical Limited. He also worked at the Beijing Science Institute of Electric Power Research Institute Computer College from September 1983 to December 1987, during which he was also seconded to Beijing Jinxing Computer Engineering Company from June 1985 to October 1986. He worked at Shaanxi Communication Planning and Design Institute Co., Ltd. (formerly known as Shaanxi Provincial Institute of Posts) from September 1978 to September 1980. Mr. Ma was the chairman of Beijing Dalu Automation Control System Co., Ltd., the business license of which was revoked on December 9, 1999. He confirmed that, to the best of his knowledge and belief, as of May 15, 2023, no claims have been made against him and he is not aware of any threatened or potential claims made against him and there are no outstanding claims and/or liabilities as a result of the revocation of the above company. Mr. Ma graduated from Beijing University of Posts and Telecommunication (formerly known as Beijing College of Posts and Telecommunication) in the PRC in August 1978, majoring in radio technology and short-wave communication. He further obtained his master’s degree in engineering from China Electric Power Research Institute (formerly known as Electric Power Research Institute) in the PRC in September 1983.

Renate Parry, Ph.D. (Age 61). Since 2020, Dr. Parry has served as a consultant in oncology research and development and business strategy. She worked at Varian Medical Systems (“Varian”), a medical device company, as Senior Manager from 2008 to 2012, then as Director of Translational Medicine from 2012 to 2016, and as Senior Director from 2016 to 2019, where she was responsible for developing and implementing a novel strategy to improve cancer radiation therapy while reducing radiation-induced side effects. Prior to Varian, Dr. Parry served as an oncology scientist for Berlex Biosciences, and as a research scientist at the Institute for Diagnostic Research at Schering AG. She has developed and advanced three novel drugs for oncology and fibrosis indications, advancing these programs from conception to clinical trials. Dr. Parry has authored or co-authored over 15 publications and has 15 registered patents. She received her diploma and Ph.D. in biology from the Institute of Toxicology at the Johannes-Gutenberg-University of Mainz, Germany.

Charles Wu, Ph.D. (Age 63). Dr. Wu has served as a director of BC since April 2023. Dr. Wu has over 30 years of experience in the field of CMC. He joined BC as the chief technology officer in January 2020, which position he held until April 2023, and served as the general manager of BC’s Cangzhou branch from January 2020 to October 2020. He was further appointed as vice president in December 2020, which position he held until April 2023. Prior to joining BC, Dr. Wu served as a vice president of the Active Pharmaceutical Ingredient (API) division of Zhejiang Huahai Pharmaceutical Co., Ltd. (“Zhejiang Huahai”) from February 2019 to September 2019, as a technical consultant of Shandong Lixin Pharmaceuticals Co., Ltd. from January 2018 to February 2019, as the general manager of Teva Pharmaceutical & Chemical (Hangzhou) Co., Ltd. from November 2016 to January 2018, as the general manager of Xellia (Taizhou) Pharmaceutical Co., Ltd. from April 2014 to November 2016, as the vice president of Lianhe Chemical Technology Co., Ltd. from June 2011 to March 2013 and as the executive director in API production technology of Zhejiang Huahai from April 2010 to June 2011. Dr. Wu has also had extensive experience in R&D in the pharmaceutical industry, which includes his research experience at Wyeth Holdings Corporation, Honeywell International Inc. (formerly known as AlliedSignal Inc.), Rohm and Haas Company and the Virginia Polytechnic Institute and State University. Dr. Wu obtained his bachelor’s degree in polymer chemistry from University of Science and Technology of China in the PRC in July 1983. He further obtained his doctoral degree in chemistry from University of Maryland, College Park in December 1989. He obtained his MBA certificate from Tulane University in April 2004. He obtained the qualification of professor-level senior engineer from Zhejiang Province Human Resources and Social Security Department in June 2015.

Han Ying, Ph.D. (Age 58). Dr. Ying currently serves as a director of the Gene Corporation and as a director of Base Therapeutics. Dr. Ying has served as the co-founder and chief operating officer of Base Therapeutics since 2021. From 2020 to 2021, he served as the chief technology officer for Tactiva Therapeutics. From 2017 to 2019, Dr. Ying served as the scientific founding team member for T-Cure Bioscience and as chief scientific officer in the in the biomedical sector of Sanpower Group. From 1999 to 2022, Dr. Ying served as a principal investigator at the Maxine Dunitz Neurosurgical Institute, where he oversaw a clinical laboratory conducting dendritic cell vaccine trials for malignant brain tumors. From 2002 to 2007, he served as a project leader in the Cancer Research Department of Berlex Biosciences. From 2007 to 2009, Dr. Ying was at Monogram Biosciences, a personalized medicine company that developed biomarkers for a selection of patients for novel targeted drugs. In 2012, Dr. Ying co-founded Immunnova, a biotech company focused on dendritic cell vaccines and antigen-specific T cells. He has consulted for several early and late-stage biotech companies in the field of cancer immunotherapy, including HRYZ, Sanpower Group and SinoBioway, and he served as the key technical expert for the international mergers and acquisitions team that completed the acquisition of Dendreon by Sanpower Group in 2017. Dr. Ying received his Ph.D. in cancer biology from Stanford University and his B.S. and M.S. in biological studies from Beijing University. He completed his post-doctoral training at the National Cancer Institute.

Committees of the Board of Directors

Audit Committee

On October 30, 2023, Nassim Usman, Ph.D., Renate Parry, Ph.D. and Han Ying, Ph.D. were appointed to the Audit Committee of the Board, and Nassim Usman, Ph.D. was appointed the chair of the Audit Committee. The Board has determined that (i) each of Nassim Usman, Ph.D., Renate Parry, Ph.D. and Han Ying, Ph.D. is independent under applicable Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) Nassim Usman, Ph.D. is an “audit committee financial expert” within the meaning of the SEC regulations; and (iii) each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their employment.

Compensation Committee

On October 30, 2023, Nassim Usman, Ph.D., Han Ying, Ph.D., Gordon G. Carmichael, Ph.D. and Renate Parry, Ph.D. were appointed to the Compensation Committee of the Board (the “Compensation Committee”), and Han Ying, Ph.D. was appointed the chair of the Compensation Committee. The Board has determined that each member is independent under applicable Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

On October 30, 2023, Ying Luo, Ph.D., Thomas Eastling and Gordon G. Carmichael were appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and Ying Luo, Ph.D. was appointed the chair of the Nominating Committee. The Board has determined that Gordon G. Carmichael, Ph.D. is independent, and Ying Luo, Ph.D. and Thomas Eastling are not independent under applicable Nasdaq listing standards. Gyre is relying on the exception available for “controlled companies” under which it is not required to have a nominating committee comprised entirely of independent directors within the meaning of applicable Nasdaq listing standards.

Departure of Certain Officers

On October 30, 2023, immediately prior to and effective upon the Closing, Nassim Usman, Ph.D., Catalyst’s President and Chief Executive Officer, ceased to be an officer of Gyre but is remaining a director of Gyre. Catalyst previously entered into an offer letter with Dr. Usman, pursuant to which he became eligible to receive severance benefits upon a qualifying termination of employment.

On October 30, 2023, immediately prior to and effective upon the Closing, Seline Miller, Catalyst’s Interim Chief Financial Officer, ceased to be an officer of Gyre. Ms. Miller has agreed to provide consulting services regarding matters relating to Gyre’s accounting practices and financial reporting from the Closing until March 31, 2024. Catalyst previously entered into an amended employment agreement with Ms. Miller, pursuant to which she became eligible to receive severance benefits upon a qualifying termination of employment.

Appointment of Certain Officers

On October 30, 2023, the Board appointed Charles Wu, Ph.D. as Gyre’s Chief Executive Officer, Songjiang Ma as Gyre’s President, Ruoyu Chen as Gyre’s Interim Chief Financial Officer and Weiguo Ye as Gyre’s Chief Operating Officer, each to serve at the discretion of the Board.

Thomas Eastling, who is a current director of Gyre, and Ms. Chen are husband and wife. Except for the foregoing, none of Gyre’s other newly appointed officers has any family relationships with any of Gyre’s directors or executive officers. Other than the Chen Employment Agreement described below, none of Gyre’s newly appointed officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of the newly appointed principal officers’ biographical information is set forth below.

Charles Wu, Ph.D. Dr. Wu’s biographical information is disclosed in the section above under the heading “Appointment of Directors.”

On October 30, 2023, Gyre entered into an employment agreement with Dr. Wu (the “Wu Employment Agreement”) to serve as Gyre’s Chief Executive Officer. The Wu Employment Agreement provides for Dr. Wu’s at-will employment and an annual base salary of $300,000, an annual bonus to be determined annually by the Board or the Compensation Committee, as well as his ability to participate in Gyre’s employee benefit plans generally. In the event of the termination of Dr. Wu’s employment by Gyre without “Cause” or by Dr. Wu for “Good Reason” (as each such term is defined in the Wu Employment Agreement), subject to Dr. Wu’s execution without revocation of a release of claims against Gyre and its affiliates, Dr. Wu will be entitled to: (i) an amount equal to Dr. Wu’s then-current annual base salary, paid in installments over twelve months, (ii) for up to twelve months, reimbursement of premium payments, as if Dr. Wu had remained an active employee, for any COBRA coverage that he timely elects and (iii) accelerated vesting of the portion of any outstanding equity awards held by Dr. Wu as of the termination date that were scheduled to vest during the twelve month period following Dr. Wu’s termination date, had he remained employed during such time.

Songjiang Ma. Mr. Ma’s biographical information is disclosed in the section above under the heading “Appointment of Directors.”

Ruoyu Chen (Age 53). Ms. Chen has worked as senior vice president of finance of GNI USA since 2021. She is primarily responsible for managing the business of GNI Group in the United States. She has also served as a director of BC since 2018. Ms. Chen has over 20 years of management experience working for multinational companies in departments such as global finance, audit, internal control, taxation, administration and mergers and acquisitions. From 2014 to 2021, Ms. Chen served as the director of finance and accounting of GNI Group and directly reported to the chief financial officer of GNI Group. In this role, she led investments, financing, financial reporting, and public company disclosure, and was responsible for budget management and financial analysis. From 2012 to 2014, Ms. Chen worked as a manager of the internal audit division at Protiviti Japan. From 2007 to 2011, she worked at BDO International Japan as an auditor. From 1999 to 2003, Ms. Chen worked at Arthur Andersen Japan, where she participated in strategic consulting projects that implemented the enterprise resource planning systems at several Japanese multinational companies. From 1997 to 1999, she worked as a corporate strategy consultant for Mitsubishi UFJ Consulting and Research Japan. Ms. Chen holds a bachelor’s degree from Nankai University in the PRC and a master’s degree from the Graduate School of Economics at Kyoto University in Japan. She is a certified public accountant in Washington State and a CFA Level 2 candidate.

On October 30, 2023, Gyre entered into an employment agreement with Ms. Chen (the “Chen Employment Agreement”), to serve as Gyre’s Interim Chief Financial Officer. The Chen Employment Agreement provides for Ms. Chen’s at-will employment and an annual base salary of $250,000, an annual bonus to be determined annually by the Board or the Compensation Committee, as well as her ability to participate in Gyre’s employee benefit plans generally. In the event of the termination of Ms. Chen’s employment by Gyre without “Cause” or by Ms. Chen for “Good Reason” (as each such term is defined in the Chen Employment Agreement), subject to Ms. Chen’s execution without revocation of a release of claims against Gyre and its affiliates, Ms. Chen will be entitled to: (i) an amount equal to Ms. Chen’s then-current annual base salary, paid in installments over twelve months, (ii) for up to twelve months, reimbursement of premium payments, as if Ms. Chen had remained an active employee, for any COBRA coverage that she timely elects and (iii) accelerated vesting of the portion of any outstanding equity awards held by Ms. Chen as of the termination date that were scheduled to vest during the twelve month period following Ms. Chen’s termination date, had she remained employed during such time.

Weiguo Ye (Age 46). Mr. Ye has served as BC’s director and president since April 2023, and is primarily responsible for the overall management and operation of BC. Mr. Ye has over 20 years of experience in the pharmaceutical industry. Prior to his current position with BC, Mr. Ye held a series of positions at BC of increasing responsibility, including as a sales director from December 2016 to September 2017, vice president from September 2017 to May 2018, executive vice president from May 2018 to April 2023 and chief operating officer from January 2021 to April 2023. Prior to joining BC, Mr. Ye had over 18 years of sales management experience. Mr. Ye served as the marketing vice president of Hubei Monyan Pharmaceuticals Co., Ltd. from March 2015 to November 2016 and as the grand area manager and then national sales director of Jiangsu Simcere Pharmaceutical Co., Ltd. from November 2011 to February 2015. He worked at Shanghai Roche Pharmaceutical Ltd. from August 1997 to November 2011, with his last position as the regional sales manager. Mr. Ye obtained his undergraduate diploma in applied pharmacy through online learning from Peking University in the PRC in July 2009. He further obtained his executive master of business administration degree (EMBA) from China Europe International Business School in the PRC in August 2021.

The above descriptions of the employment agreements for Dr. Wu and Ms. Chen are not complete and are qualified in their entirety by reference to the full text of the Wu Employment Agreement and the Chen Employment Agreement, copies of which are attached hereto as Exhibits 10.4 and 10.5 and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Certificate of Incorporation

At the Special Meeting, Catalyst’s stockholders approved (i) the adoption of an amendment to the certificate of incorporation of Catalyst in connection with the Authorized Share Increase and (ii) the adoption of an amendment to the certificate of incorporation of Catalyst to effect a reverse stock split of the Common Stock with a ratio of not less than 1-for-10 and not more than 1-for-60. Following the Special Meeting, the board of directors of Catalyst approved the Reverse Stock Split with a ratio of 1-for-15.

On October 27, 2023, prior to the Closing, Catalyst filed a certificate of amendment to Catalyst’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Authorized Share Increase, the Reverse Stock Split and the Name Change, each with an effective time of 12:01 a.m. Eastern Time on October 30, 2023 (the “Effective Time”).

As of the Effective Time, each 15 shares of Common Stock outstanding immediately prior to the Effective Time was combined and reclassified, automatically and without any action on the part of Gyre or its stockholders, into one new share of Common Stock. No fractional shares of Common Stock was issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, Gyre paid cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on The Nasdaq Capital Market during regular trading hours for the five trading days immediately preceding the Effective Time (as adjusted in good faith by Gyre to account for the Reverse Stock Split ratio).

The Common Stock will commence trading on a split-adjusted basis, under the ticker symbol “GYRE,” at the open of trading on October 31, 2023, at which time the Common Stock will be represented by a new CUSIP number, 403783 103. The par value per share of the Common Stock will remain unchanged.

In addition, effective as of the Effective Time and as a result of the Reverse Stock Split, proportionate adjustments were made in accordance with the terms of the 2023 Omnibus Incentive Plan to the number of shares subject to outstanding equity awards, the per-share exercise or purchase price (if any) with respect to those awards, and the number of shares of Common Stock reserved for future issuance under the 2023 Omnibus Incentive Plan.

The foregoing description of the Certificate of Amendment is not complete and is subject to and qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment to Certificate of Designation

On October 30, 2023, prior to the Closing, Gyre filed an amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock (the “Certificate of Designation” and such amendment, the “Amendment to Certificate of Designation”) with the Secretary of State of the State of Delaware in connection with the Private Placement, effective on October 30, 2023. Among other things, the Amendment to Certificate of Designation (i) increased the number of shares of preferred stock designated as Series X Convertible Preferred Stock and (ii) deleted Section 6(d)(iii) of the Certificate of Designation, which required Catalyst to pay an amount equal to the Fair Value (as defined in the Certificate of Designation) of the shares of common stock to be delivered upon conversion of the Convertible Preferred Stock in the event that Catalyst did not deliver such shares within three Trading Days (as defined in the Certificate of Designation) of the date that Catalyst was required to deliver such shares of common stock.

The foregoing description of the Amendment to Certificate of Designation is not complete and is subject to and qualified in its entirety by reference to the Amendment to Certificate of Designation, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Amended and Restated Bylaws

On October 30, 2023, in connection with the Transactions and with the new SEC rules regarding universal proxy cards and certain recent amendments to the Delaware General Corporation Law (the “DGCL”), the Board adopted an amendment and restatement of Gyre’s Amended and Restated Bylaws (as so amended and restated, the “Amended and Restated Bylaws”), effective as of such date, in order to, among other things:

•
update the procedural and disclosure requirements for director nominations made and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act), to require, among other things:

o	with respect to director nominations, certain representations regarding engaging in solicitation with respect to such nomination and certain related documentation and confirmations;

o
certain information and representations to be included in a stockholder’s notice of a director nomination or other business, including information regarding the stockholder’s ownership interests in Gyre;

o	that a stockholder soliciting proxies from other stockholders use a proxy card color other than white; and

o
that any stockholder submitting a director nomination or other business proposal must comply with applicable Exchange Act requirements, and to clarify Gyre’s ability to disregard such nomination or proposal in the event such stockholder does not so comply;

•
reflect recent amendments to the DGCL, including to update procedures regarding stockholder meeting adjournment, notice and stockholder lists, implement an emergency bylaw, update procedures regarding electronic notice applicable to stockholder meetings and opt out of DGCL Section 116 regarding electronic delivery of documents or information;

•	remove the requirement that the Board consist of between three and 13 directors and to clarify that the stockholder vote required to elect a director is the plurality of votes cast;

•	update various provisions regarding meetings of the Board, committees of the Board and Gyre’s officers;

•	clarify certain procedures and standards of conduct with respect to indemnification and advancement of expenses to directors and officers; and

•	make various other updates, including clarifying, ministerial and conforming changes.

The foregoing description of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 30, 2023, in connection with the Transactions, the Board adopted a new Code of Business Conduct and Ethics (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the existing Code of Business Conduct and Ethics, as previously adopted by the board of directors of Catalyst on October 14, 2015 (the “Original Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of Gyre and is intended to enhance understanding of Gyre’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•
clarifies (i) standards and prohibited activities pursuant to the Foreign Corrupt Practices Act, (ii) Gyre’s internal and external disclosure obligations and recordkeeping procedures, (iii) Gyre’s policies with respect to dealings with public officials and (iv) that failure to report a known or suspected violation of the Code of Conduct is itself a violation of the Code of Conduct;

•	updates Gyre’s policies with respect to equal employment opportunity and its whistleblower hotline;

•	updates Gyre’s policies and procedures with respect to an amendment or waiver of the Code of Conduct;

•	includes a commitment to protecting the environment; and

•	makes various other updates, including clarifying, ministerial and conforming changes.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Original Code of Conduct. The foregoing description is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is filed as Exhibit 14.1 to this Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 30, 2023, Gyre issued a press release announcing the consummation of the Transactions, which is furnished in this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding: future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials and other activities; the potential for the results of ongoing preclinical or clinical trials and the efficacy of Gyre’s product candidates; future product development and regulatory strategies, including with respect to specific indications; interactions with regulatory authorities; and Gyre’s financial position. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Gyre’s current beliefs, expectations and assumptions regarding the future of Gyre’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Gyre may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the Business Combination Agreement; (ii) the response of business partners and competitors to the announcement or completion of the Transactions, and/or potential difficulties in employee retention as a result of the announcement or completion of the Transactions; (iii) Gyre’s listing on the Nasdaq Capital Market and operating as a public company; (iv) the adequacy of Gyre’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (v) the nature, strategy and focus of Gyre; (vi) the difficulty in predicting the time and cost of development of Gyre’s product candidates; (vii) Gyre’s plans to research, develop and commercialize its current and future product candidates; (viii) the timing of initiation of Gyre’s planned preclinical studies and clinical trials; (ix) the timing of the availability of data from Gyre’s clinical trials; (x) the timing of any planned investigational new drug application or new drug application; (xi) the risk of cessation or delay of any ongoing or planned clinical trials of Gyre or its collaborators; (xii) the clinical utility, potential benefits and market acceptance of Gyre’s product candidates; (xiii) Gyre’s commercialization, marketing and manufacturing capabilities and strategy; (xiv) Gyre’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in organ fibrosis; (xv) the risk that Gyre may not realize the intended benefits of its drug discovery platform; (xvi) developments and projections relating to Gyre’s competitors and its industry; (xvii) the impact of government laws and regulations; (xviii) the impact of public health epidemics affecting countries or regions in which Gyre has operations or does business; (xix) the timing and anticipated results of Gyre’s preclinical studies and clinical trials and the risk that the results of Gyre’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; (xx) the timing and outcome of Gyre’s planned interactions with regulatory authorities; (xxi) findings from investigational review boards at clinical trial sites and publication review bodies; (xxii) Gyre’s ability to protect its intellectual property position; (xxiii) Gyre’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; (xxiv) the other risks and uncertainties described in the “Risk Factors” section of the Proxy Statement and other documents filed by Gyre from time to time with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Gyre’s subsequent filings with the SEC; and (xxv) the post-closing integration of BC into Gyre. Any forward-looking statement speaks only as of the date on which it was made. None of Gyre, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of BC and related notes as of and for the years ended December 31, 2022 and 2021 and the unaudited financial statements of BC as of September 30, 2023 and 2022 and for the periods then ended and related notes will be included in an exhibit that will be filed in an amendment to this Current Report on Form 8-K within the period specified in Item 9.01(a)(3) of Form 8-K.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet of Catalyst and BC as of September 30, 2023 and the unaudited pro forma condensed combined statement of operations of Catalyst and BC for the nine months ended September 30, 2023 and the related notes will be included in an exhibit that will be filed in an amendment to this Current Report on Form 8-K within the period specified in Item 9.01(a)(3) of Form 8-K.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Business Combination Agreement, dated December 26, 2022, by and among Catalyst, GNI USA, GNI Group, GNI HK, Shanghai Genomics, the Minority Holders and CPI (incorporated by reference to Exhibit 2.2 of Catalyst’s Form 8-K, filed with the SEC on December 27, 2022).

Amendment to Business Combination Agreement, dated March 29, 2023, by and among Catalyst, GNI USA, GNI Group, GNI HK, Shanghai Genomics, the Minority Holders and CPI (incorporated by reference to Exhibit 2.1 of Catalyst’s Form 8-K, filed with the SEC on March 30, 2023).

Second Amendment to Business Combination Agreement, dated August 30, 2023, by and among Catalyst, GNI USA, GNI Group, GNI HK, Shanghai Genomics and CPI (incorporated by reference to Exhibit 2.1 of Catalyst’s Form 8-K, filed with the SEC on August 31, 2023).

3.1	Third Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation for the Authorized Share Increase, the Reverse Stock Split and the Name Change.
3.2	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock.
3.3	Amended and Restated Bylaws.
4.1	Form of Warrant to Purchase Series X Convertible Preferred Stock.
10.1	Securities Purchase Agreement, dated October 27, 2023, by and between Catalyst and GNI USA.
10.2+	Gyre Therapeutics, Inc. 2023 Omnibus Incentive Plan.
10.3+	Form of Indemnification Agreement.
10.4+	Wu Employment Agreement.
10.5+	Chen Employment Agreement.
14.1	Code of Business Conduct and Ethics of Gyre Therapeutics, Inc.
99.1	Press Release issued on October 30, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*
Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Gyre hereby undertakes to supplementally furnish copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that Gyre may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

+	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gyre Therapeutics, Inc.

Date: October 30, 2023	By:	/s/ Charles Wu
	Name:	Charles Wu, Ph.D.
	Title:	Chief Executive Officer